                                                                      EXHIBIT 23

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         We consent to the use on the Form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.

                                             Very truly yours,

                                             /s/ RYDER SCOTT COMPANY, L.P.

                                             RYDER SCOTT COMPANY, L.P.

Denver, Colorado
March 14, 2001